Exhibit 10.6

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

This Exclusive Equity Interest Purchase Agreement (the “Agreement”) is entered into by and among the following parties effective as of November 28, 2008.

Party A:	Tri-Tech (Beijing) Co., Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (“PRC”). Registered Address: Room 1102 Beiguang Plaza, No. 23 Huangsi Avenue, Xicheng District, Beijing, PRC.
Business Address: Room 5D, Section A Building 2 of Jinyuanshidai Business Center, No. 2 East Landianchang Road, Haidian District, Beijing, PRC.

Party B:	(1) ZHAO Wanzong, a citizen of the PRC.
ID No. 610103196601013735
Address: Room 2058, No. 10 Building, Wanliu Guangda Jiayuan, No. 2 Quanzong Road, Haidian District, Beijing, PRC.

(2) FAN Yunxiang, a citizen of the PRC.

PRC Passport No. 149787782
Address: No. 90, Shaoshan Road, Changsha City, Hunan Province, PRC.

(3) DONG Pengyu, a citizen of the PRC.

ID No. 320103196805232017
Address: Room 201, Unit 1, No. 20, West Xuanwu Avenue, Xuanwu District, Beijing, PRC.

(The three persons aforementioned are collectively referred to as “Party B”)

Party C:	Tranhold Environmental (Beijing) Tech Co., Ltd., a limited liability company duly established and valid existing under the laws of the PRC.
Registered Address: Room 5D, Section A, Building 2 of Jinyuanshidai Business Center, No. 2 East Landianchang Road, Haidian District, Beijing PRC.

WHEREAS, Party B holds a 100% equity interest in Party C (the “Equity Interest”);

WHEREAS, Party C and Party A have entered into an Exclusive Technical Consulting and Service Agreement and other agreements.

NOW THEREFORE, intending to be bound hereby and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

TRANSFER OF EQUITY INTEREST

1.1	Grant of Purchase Right

Party B hereby irrevocably grants Party A the exclusive right to purchase or designate one or more persons (the “Specified Person”) to purchase all or any portion of the Equity Interest from Party B, subject to compliance with legal restrictions under applicable PRC laws (the “Purchase Right”). Party B shall not sell or transfer all or any portion of the Equity Interest to any party other than Party A and/or the Specified Person. Party C hereby acknowledges that Party B may grant the Purchase Right to Party A, and the other shareholders of Party C have already agreed to waive any rights to acquire the Equity Interest of Party C from Party B and such shareholders have executed the Announcement Letter to waive their pre-emptive rights (attached as Appendices). As used in this Agreement, the term “person” refers to an individual, corporation, joint enterprise, partnership, enterprise, trust or non-corporation organization.

1.2	Steps for Exercise of the Purchase Right

Compliance with PRC laws and regulations are conditions precedent to exercise of the Purchase Right by Party A. To the extent Party A wishes to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to Party B, and the Purchase Notice shall state: (a) that Party A intends to exercise the Purchase Right; (b) the percentage of the Equity Interest to be purchased therewith; and (c) the effective date or transfer date.

1.3	Consideration for the Equity Interest

The transfer fee (“Transfer Fee”) payable by Party A shall be equal to the value of the net assets of Party C on January 1, 2008, as determined by the assets evaluation institution retained by Party A.

1.4	Transfer of the Equity Interest

Each time Party A exercises the Purchase Right:

1.4.1	Party B shall ensure that Party C timely convenes a shareholders’ meeting at which the shareholders of Party C shall pass resolutions providing that Party B may transfer the Equity Interest to Party A or the Specified Person.

1.4.2	Each of Party B and Party C shall enter into an equity transfer contract relating to the Equity Interest pursuant to this Agreement and the Purchase Notice (an “Equity Transfer Contract”).

1.4.3	The Parties shall execute all other necessary agreements or documents, obtain all necessary government approvals and consents, and take all necessary actions to legally transfer the ownership of the Equity Interest to Party A or the Specified Person and ensure that Party A or the Specified Person will be the registered owner of the Equity Interest. The Equity Interest shall be free from any Security Interest (as defined below). For the purpose of this Agreement, the term “Security Interest” shall include any guarantee, mortgage, third party right or interest, purchase right, preemption right, offset right, ownership withholding right or other security arrangement, but shall exclude any security interest granted pursuant to this Agreement or the Equity Interest Pledge Agreement entered into by and between Party A and Party B effective as of November 28, 2008 (“Equity Interest Pledge Agreement”). Pursuant to the Equity Interest Pledge Agreement, Party B shall pledge all the equity possessed by Party B in Party C to Party A as guaranty of the fees payable pursuant to the Exclusive Technical and Consulting Service Agreement entered into by and between Party C and Party A effective as of November 28, 2008 (the “Exclusive Technical and Consulting Service Agreement”).

1.5	Payment for the Equity Interest

1.5.1	Party A shall pay the Transfer Fee to Party B in accordance with the terms of Article 1.3.

ARTICLE II

COVENANTS RELATING TO THE EQUITY INTEREST

2.1	Covenants of Party C

2.1.1	Without the written consent of Party A, Party C will not supplement, amend or modify any provisions of the constitutional documents of Party C and will not otherwise increase or reduce its registered capital or change its equity structure in any way.

2.1.2	Party C shall remain in good standing, and prudently and efficiently operate its business and corporate affairs in accordance with commercial standards and practice.

2.1.3	Without the prior written consent of Party A, Party C shall not sell, transfer, mortgage or dispose of any of its assets, business or beneficial rights, or allow the creation of any Security Interest or other encumbrance upon its assets.

2.1.4	Without the prior written consent of Party A, Party C shall not incur or guaranty any debt, or permit the existence of any debt, other than (i) debt that is incurred during the course of normal business operations (excluding business loans) and (ii) debt that has been previously disclosed to Party A and to which Party A has provided prior written consent.

2.1.5	Party C shall operate in the normal course of business to maintain the value of its assets and shall not take any action which shall materially adversely influence its business operations or the value of its assets.

2.1.6	Without the prior written consent of Party A, Party C shall not enter into any material agreement outside the normal course of business. For the purposes of this Agreement, an agreement involving an amount in excess of RMB100,000 shall be deemed a material agreement.

2.1.7	Without the prior written consent of Party A, Party C shall not provide any loans or credit to any third party.

2.1.8	At the request of Party A, Party C shall provide Party A with any and all materials relating to the business operation and financial status of Party C.

2.1.9	Party C shall purchase business insurance from an insurance company acceptable to Party A and shall maintain such insurance. The amount and kind of such insurance shall be similar to insurance carried by other companies which operate similar businesses and possess similar assets in the same geographic area.

2.1.10	Without the prior written consent of Party A, Party C shall not merge with, make an investment in, combine with or purchase the equity or substantially all the assets of any other entity.

2.1.11	Party C shall inform Party A of any actual or threatened litigation, arbitration, or administrative procedures relating to the assets, business and beneficial rights of Party C.

2.1.12	In order to maintain Party C’s ownership of all its assets, Party C shall execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper answer to all compensation claims.

2.1.13	Without the prior written consent of Party A, Party C shall not grant any dividend to its shareholders. However, once requested by Party A, Party C shall immediately distribute all distributable profits to its shareholders.

2.2	Covenants of Party B

2.2.1	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of any right or interest relating to the Equity Interest, or allow any creation of any other Security Interest or encumbrance on the Equity Interest (excluding the security interest under this Agreement and the Equity Interest Pledge Agreement).

2.2.2	Party B shall use its best efforts to prevent the other shareholders of Party C, if any, from adopting resolutions relating to the sale, transfer, mortgage, disposal of any rights or interests relating to the Equity Interest, or allowing any creation of any other Security Interest or encumbrance on the Equity Interest without the prior written consent of Party A (excluding the security interest under this Agreement and the Equity Interest Pledge Agreement).

2.2.3	Party B shall use its reasonable best efforts to prevent the other shareholders of Party C, if any, from approving resolutions relating to Party C’s merger with, combination with, purchase of, or investment in any other entity without the prior written consent of Party A.

2.2.4	Party B shall inform Party A immediately of any actual or threatened litigation, arbitration, or administrative procedure relating to the Equity Interest.

2.2.5	Party B shall use its reasonable best efforts to ensure that the other shareholders of Party C, if any, approve the transfer of the Equity Interest as set out in this Agreement.

2.2.6	In order to keep the ownership of the Equity Interest, Party B shall execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper responses to all compensation claims.

2.2.7	Upon the request of Party A from time to time, Party B shall immediately transfer the Equity Interest to Party A or the Specified Person pursuant to the terms of this Agreement.

2.2.8	Party B shall strictly comply with this Agreement and any other agreements which may be entered into by and among Party B, Party C, and Party A collectively or separately, and shall perform its obligations under this Agreement, and shall not take any actions which shall affect the validity and enforceability of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1	Party B and Party C, jointly and severally, make the following representations to Party A on the date of this Agreement and the date of each Equity Transfer Contract:

3.1.1	Each such party has the power to enter into and deliver this Agreement and the Equity Transfer Contract to be executed by it for each transfer of the Equity Interest, and each such Party has the power and capacity to perform its obligations under this Agreement and the Equity Transfer Contract. Upon the execution of this Agreement and the Equity Transfer Contract, such documents shall constitute valid and legally binding documents and may be enforceable in accordance therewith.

3.1.2	Neither the execution and delivery of this Agreement or any Equity Transfer Contract, nor performance of the obligations under this Agreement or any Equity Transfer Contract will: (i) violate any applicable PRC law; (ii) conflict with such Party’s Articles of Association or other organizational documents; (iii) breach any contract or document which such Party is a party to or which is binding upon such Party; (iv) violate any acquired permit, approval or any valid qualification; or (v) result in the termination or revocation or additional conditions to the acquired permit approval or qualification.

3.1.3	Party C maintains full and transferable ownership of all of its assets. Except for the pledge incurred by this Agreement and the pledge of the Equity Interest incurred by the Equity Interests Pledge Agreement, there is no other pledge and/or mortgage on the Equity Interest.

3.1.4	Party C has no outstanding debt except for (i) debts, which were incurred during the ordinary course of business; and (ii) debt that has been previously disclosed to Party A and to which Party A has provided written consent.

3.1.5	Party C is in compliance with all applicable laws and regulations. There is no actual, pending or potential litigation, arbitration, or administrative procedures relating to the Equity Interest, the assets of Party C or other matters relating to Party C.

ARTICLE IV

EFFECTIVE DATE

4.1	This Agreement shall be executed and come into effect as of the date first set forth above. This Agreement shall expire on the date that is twenty-five (25) years following the date hereof, and this Agreement may be extended prior to termination upon written agreement executed by each Party.

ARTICLE V

GOVERNING LAW AND DISPUTE SETTLEMENT

5.1	Governing Law

This Agreement shall be governed by and interpreted according to the laws of the PRC.

5.2	Dispute Settlement

The Parties shall negotiate in good faith to settle any dispute relating to the interpretation or implementation of this Agreement. To the extent such dispute cannot be settled within thirty (30) days from the date a Party first issues written notice requesting settlement of a dispute through negotiation, either Party may submit the dispute to the China International Economic and Trade Arbitration Committee for arbitration according to the requisite arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award is final and binding on each party.

ARTICLE VI

TAX AND EXPENSES

6.1	Each Party shall bear any and all burden of its own taxes, costs and expenses under PRC law relating to the preparation and execution of this Agreement and each Equity Transfer Contract.

ARTICLE VII

NOTICE

7.1	Any notice or other communication under this Agreement shall be in Chinese and be sent to the recipient at its address first above written or such other address as may be designated from time to time by hand delivery, mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) on the same date if sent by hand delivery; (b) on the tenth day if sent by prepaid air-mail, or on the fourth day if sent by the professional hand delivery which is acknowledged worldwide; and (c) the receipt date displayed on the transmission confirmation notice if sent by facsimile.

ARTICLE VIII

CONFIDENTIALITY

8.1	The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed to be confidential information (“Confidential Information”). The Parties shall keep such Confidential Information confidential and shall not disclose it to any third party without written consent from of the other Parties except that the following information shall be excluded from the definition of Confidential Information: (a) information that is publicly available or will become publicly available so long as it is not disclosed by the Party receiving such Confidential Information; (b) information that is disclosed in accordance with applicable laws or regulations; or (c) a Party may disclose Confidential Information to its attorney or financial advisor so long as such attorney or legal advisor needs to access such information and agrees to keep such information confidential. The disclosure by an employee or agent of a Party shall be deemed to be disclosure by the Party itself, and the Party shall undertake liability therefor. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

ARTICLE IX

FURTHER ASSURANCE

9.1	The Parties agree that they will execute any and all necessary documents required for the purpose of performing this Agreement and will execute any documents and take any actions which are beneficial for purposes of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1	Amendment and supplementation

Any revision to, amendment of or supplement to this Agreement must be in writing and be executed by each Party hereto.

10.2	Compliance with laws and regulations

The Parties shall comply with all applicable laws and regulations which have been formally issued.

10.3	Entire agreement

Unless it is otherwise revised, amended or supplemented, this Agreement and its appendices constitute the entire agreement among the Parties as to the subject matter of this

Agreement, and supersede any prior oral or written negotiations, statements or agreements among the parties relating thereto.

10.4	Headings

Headings in this Agreement are only used for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.

10.5	Language

This Agreement is made in Chinese and English in one or more original or facsimile counterparts. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

10.6	Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected. The Parties hereto agree to negotiate to restructure such invalid, illegal or unenforceable terms so as to maintain the same or similar economic impact.

10.7	Successor

This Agreement shall bind the permitted transferee or successor of each Party and shall be interpreted for its benefit.

10.8	Survival

10.8.1	Any duties occurred in relation to the Agreement prior to termination or expiration shall continue to be effective after expiration or termination of the Agreement.

10.8.2	The provisions of Articles 5, 7, 8 and 10.8 shall survive the termination of this Agreement.

10.9	Waiver

Each Party may waive the terms and conditions under this Agreement in writing. Such waiver must be duly signed by such Party. Any waiver relating to the breach of the other Party in certain circumstance shall not be deemed as a waiver for a similar breach in other circumstances.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

[Equity Interest Purchase Agreement – Tranhold – Signature Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Tri-Tech (Beijing) Co., Ltd. (seal)

By:	/s/ HU Guizhou
Name: Its:	HU Guizhou Authorized Representative

Party B:

/s/ ZHAO Wanzong
ZHAO Wanzong

/s/ FAN Yunxiang
FAN Yunxiang

/s/ DONG Pengyu
DONG Pengyu

Party C: Tranhold Environmental (Beijing) Tech Co.,Ltd. (seal)

By:	/s/ ZHAO Wanzong
Name: Its:	ZHAO Wanzong President

Appendix 1

Announcement Letter

Tranhold Environmental (Beijing) Tech Co., Ltd. (the “Company”) is a limited liability company established on June 6, 2003 and validly existing under the laws of the PRC. I, as a shareholder of the Company, hold a 69.9% equity interest in the Company. I, together with the other shareholders, FAN Yunxiang and DONG Pengyu collectively hold a 100% equity interest in the Company. I hereby irrevocably waive any pre-emptive right I may have upon the other 30.1% equity interest in the Company and will not encumber the transfer of the equity interest you proposed in any way.

This Announcement Letter is effective as of November 28, 2008.

/s/ ZHAO Wanzong
ZHAO Wanzong

Appendix 2

Announcement Letter

Tranhold Environmental (Beijing) Tech Co., Ltd. (the “Company”) is a limited liability company established on June 6, 2003 and validly existing under the laws of the PRC. I, as a shareholder of the Company, hold a 15.05% equity interest in the Company. I, together with the other shareholders, ZHAO Wanzong and DONG Pengyu collectively hold a 100% equity interests in the Company. I hereby irrevocably waive any pre-emptive right I may have upon the other 84.95% equity interest in the Company, and will not encumber the transfer of the equity interest you proposed in any way.

This Announcement Letter is effective as of November 28, 2008.

/s/ FAN Yunxiang
FAN Yunxiang

Appendix 3

Announcement Letter

Tranhold Environmental (Beijing) Tech Co., Ltd. (the “Company”) is a limited liability company established on June 6, 2003 and validly existing under the laws of the PRC. I, as a shareholder of the Company, hold a 15.05% equity interest in the Company. I, together with the other shareholders, ZHAO Wanzong, FAN Yunxiang collectively hold a 100% equity interest in the Company. I hereby irrevocably waive any pre-emptive right I may have upon the other 84.95% equity interest in the Company, and will not encumber the transfer of the equity interest you proposed in any way.

This Announcement Letter is effective as of November 28, 2008.

/s/ DONG Pengyu
DONG Pengyu